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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         DATE OF REPORT: MARCH 23, 2001
                        (Date of earliest event reported)


                             SONICBLUE INCORPORATED
             (Exact name of registrant as specified in its charter)


          DELAWARE                       0-21126                77-0204341
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)               File Number)          Identification No.)


          2841 MISSION COLLEGE BOULEVARD, SANTA CLARA, CALIFORNIA 95054
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (408) 588-8000


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Item 5. OTHER EVENTS.

      On March 23, 2001, SONICblue Incorporated (the "Company"), a Delaware corporation, announced that it entered into an agreement to acquire ReplayTV, Inc., ("ReplayTV"), a privately held Delaware corporation based in Mountain View, California. Under the terms of the agreement, the Company will issue an aggregate of 15.5 million shares of common stock and options and warrants to purchase shares of the Company's common stock in exchange for all of ReplayTV's outstanding equity interests, and ReplayTV will become a wholly owned subsidiary of the Company. The agreement also provides that if the value of the Company's common stock to be issued to stockholders of ReplayTV at the closing of the transaction is less than $80 million, ReplayTV may terminate the agreement unless the Company, at its option, either pays additional cash or issues additional shares to bring the value at closing to $80 million. The acquisition is intended to qualify as a tax-free reorganization and to be accounted for as a purchase. Completion of the transaction is subject to regulatory and ReplayTV stockholder approval, and the satisfaction of other customary closing conditions.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated:  March 26, 2001.

                                       SONICBLUE INCORPORATED



                                       By       /s/ William F. McFarland
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                                                    William F. McFarland
                                                Controller and Interim Chief
                                                     Financial Officer

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